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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Cadus Pharmaceutical Corporation:

We consent to incorporation by reference in the registration statement (No. 333-21871) on Form S-8 of Cadus Pharmaceutical Corporation of our report dated March 17, 2000, relating to the balance sheets of Cadus Pharmaceutical Corporation as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Cadus Pharmaceutical Corporation.

                                                      /s/  KPMG LLP
                                                      --------------------------
                                                           KPMG LLP

Melville, New York
March 29, 2000